Exhibit 99.1

Maui Land & Pineapple Company Reports Fiscal 2024 First Quarter Results

Annual Meeting and Shareholder Presentation to be held virtually on May 15, 2024 at 10:00 a.m. HST

KAPALUA, Hawai‘i / May 13, 2024 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results covering the three month period ended March 31, 2024. The company’s annual meeting and shareholder presentation will be held virtually on May 15, 2024 at 10:00 a.m. Hawaii Standard Time, via meeting link posted on mauiland.com/investors.

“Maui Land & Pineapple Company’s renewed mission to maximize the productive use of our diverse portfolio of land and commercial properties is starting to yield tangible results,” said CEO Race Randle. “Despite the challenges following the 2023 Maui wildfires, concerted efforts to reposition and increase occupancy at the Kapalua Village and Hali‘imaile Town Centers contributed to an 8% year-over-year growth in revenue. Our strategic investments to enhance the Company’s commercial properties and prepare unimproved landholdings for new projects will help position us to meet the needs of current and prospective tenants, improve Maui’s housing supply, and create added value for shareholders.”

First Quarter 2024 Highlights

“During the first quarter of the year, we have focused on new strategic investments in market research, planning, and engineering while also evaluating future land sale strategies” said Randle. “We believe these investments will enhance the value and productivity of unimproved land through planning and building necessary infrastructure for improved lots. Concurrently, we plan on establishing new partnerships to accelerate the utilization of entitled parcels and have begun listing non-strategic assets for sale.”

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Operating Revenues – Operating revenues totaled $2,483,000 for the three months ended March 31, 2024, an increase of $185,000 compared to the three months ended March 31, 2023. Leasing revenues of $2,216,000 for the three months ended March 31, 2024, as compared to $2,077,000 for the three months ended March 31, 2023, increased $139,000 due to a $110,000 increase in percentage rents and a $29,000 increase in base rents. The increase in percentage rents is an indication that economic activity is steadily improving post-wildfires and the rise in base rents is a result of Maui Land & Pineapple Company’s initial work to fill vacancies and renew leases at market rates.

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Costs and expenses – Operating costs and expenses totaled $3,882,000 for the three months ended March 31, 2024, an increase of $214,000 compared to the three months ended March 31, 2023. The increase in operating costs were driven by $183,000 in land planning and improvement costs as the Company activates landholdings for projects and $198,000 increase in leasing costs for tenant-related improvements on commercial properties. Cost increases were offset by a $113,000 cost reduction in the management and operations of the Kapalua Club, a non-equity membership club providing amenities to resort residents.

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Net loss – Net loss was $1,375,000, or $0.07 per common share, in the three months ended March 31, 2024, compared to net loss of $1,364,000 or $0.07 per common share, in the three months ended March 31, 2023. The net loss in the three months ended March 31, 2024 was primarily driven by non-cash, GAAP expenses related to depreciation, share-based compensation and post-retirement expenses amounting to $1,209,000. In addition, severance payments in the amount of $108,000 to the former CEO was incurred and will extend through March 31, 2025.

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Adjusted EBITDA (Non-GAAP) – For the three months ended March 31, 2024, after adjusting for non-cash income and expenses of $1,178,000, Adjusted EBITDA was ($197,000). Of the negative Adjusted EBITDA, ($108,000) was attributed to the former CEO severance.

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Cash and Investments Convertible to Cash (Non-GAAP) – Cash and investments convertible to cash totaled $8,553,000 on March 31, 2024, a decrease of ($282,000) compared to December 31, 2023. The decrease reflects the additional cash spent towards reinvestment into the commercial assets and preparing for new projects but was offset by collection of leasing receivables.

Appointment of Vice President of Real Estate

Maui Land & Pineapple Company appointed Jonathan Grobe as Vice President of Real Estate effective April 1, 2024, marking the latest addition to the Company’s executive leadership team. Born and raised in Hawai‘i, Grobe most recently served as a Vice President at Lendlease, leading efforts in Google’s large scale master-planned community in Mountain View, CA. Prior roles included management of retail, hospitality, multifamily, residential, and mixed-use projects in Hawaii and California.

“Jonathan brings valuable experience paired with local values that will significantly contribute to our efforts to activate our real estate assets,” said Randle. “As we make strategic investments to advance our long-range vision and execution of projects at Maui Land & Pineapple Company, a strong leadership team with a deep understanding of the local landscape is critical to our success.”

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA and Cash and Investments Convertible to Cash, to provide information that may assist investors in understanding the Company's financial results and financial condition and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. We believe cash and investments convertible to cash are important indicators of liquidity because it includes items that are convertible into cash in the short term. These non-GAAP financial measures are not intended to represent and should not be considered more meaningful measures than, or alternatives to, measures of operating performance or liquidity as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation, and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense and pension and post-retirement expenses. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans, and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Cash and investments convertible to cash is a non-GAAP financial measure defined as cash and cash equivalents plus restricted cash and investments. Cash and cash investments convertible to cash is a key measure used by the Company to evaluate internal liquidity. The inclusion of the convertible investments to cash better describes the overall liquidity of the company as convertible investments convert to cash within forty eight hours of authorization to liquidate the investment portfolio.

Additional Information

More information about Maui Land & Pineapple Company’s fiscal year 2023 operating results are available in the Form 10-K filed with the Securities and Exchange Commission on March 28, 2024 and posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of their portfolio including over 22,300 acres of land and 266,000 square feet of commercial real estate. The Company envisions a future where Maui residents thrive in more resilient communities with sufficient housing supply, economic stability, food and water security, and renewed connections between people and place. For over a century, the Company has built a legacy of authentic innovation through conservation, agriculture, community building and land management. The Company continues this legacy today with a mission to carefully maximize the use of its assets in a way that honors the past, meets current critical needs, and provides security for future generations.

The Company’s assets include land for future residential communities within the world-renowned Kapalua Resort, home to luxury hotels, such as The Ritz-Carlton Maui and Montage Kapalua Bay, two championship golf courses, pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to statements regarding the Company’s ability to repurpose its land for productive use, increase Maui’s housing supply and improve tenanting of the village centers, and fill the vacancies in our commercial properties. These forward-looking statements are based on the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended
	March 31,
	2024	2023
	(in thousands except per share amounts)
OPERATING REVENUES
Land development and sales	$-	$-
Leasing	2,216	2,077
Resort amenities and other	267	221
Total operating revenues	2,483	2,298

OPERATING COSTS AND EXPENSES
Land development and sales	266	83
Leasing	992	794
Resort amenities and other	436	549
General and administrative	1,057	1,025
Share-based compensation	959	964
Depreciation	172	253
Total operating costs and expenses	3,882	3,668

OPERATING LOSS	(1,399)	(1,370)

Other income	104	129
Pension and other post-retirement expenses	(78)	(121)
Interest expense	(2)	(2)

NET LOSS	$(1,375)	$(1,364)
Other comprehensive income - pension, net	68	82
TOTAL COMPREHENSIVE LOSS	$(1,307)	$(1,282)

NET LOSS PER COMMON SHARE-BASIC AND DILUTED	$(0.07)	$(0.07)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,377	$5,700
Accounts receivable, net	1,253	1,166
Investment in debt securities , current portion	2,589	2,671
Prepaid expenses and other assets	347	467
Total current assets	9,566	10,004

PROPERTY & EQUIPMENT, NET	16,027	16,059

OTHER ASSETS
Investment in debt securities, net of current portion	587	464
Investment in joint venture	1,627	1,608
Deferred development costs	12,860	12,815
Other noncurrent assets	1,388	1,273
Total other assets	16,462	16,160
TOTAL ASSETS	$42,055	$42,223

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,408	$1,154
Payroll and employee benefits	217	502
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	308	217
Other current liabilities	475	465
Total current liabilities	2,550	2,480

LONG-TERM LIABILITIES
Accrued retirement benefits, net of current portion	1,528	1,550
Deferred revenue, net of current portion	1,333	1,367
Deposits	2,078	2,108
Other noncurrent liabilities	12	14
Total long-term liabilities	4,951	5,039
TOTAL LIABILITIES	7,501	7,519

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,641,045 and 19,615,350 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	85,201	84,680
Additional paid-in-capital	11,174	10,538
Accumulated deficit	(54,992)	(53,617)
Accumulated other comprehensive loss	(6,829)	(6,897)
Total stockholders' equity	34,554	34,704
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$42,055	$42,223

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(NON-GAAP) UNAUDITED

	Three Months Ended March 31,
	2024	2023
	(in thousands)	(in thousands)

NET INCOME (LOSS)	$(1,375)	$(1,364)

Add: Non-cash expenses
Interest expense	2	2
Depreciation	172	253
Amortization of licensing fee revenue	(33)	(33)
Share-based compensation
Vesting of former CEO upon separation from the Company	-	675
Vesting of Stock Options granted to Board Chair and Directors	439	-
Vesting of Stock Compensation granted to Board Chair and Directors	144	174
Vesting of Stock Options granted to CEO	197	-
Vesting of employee Incentive Stock	179	116
Pension and other post-retirement expenses	78	121

ADJUSTED EBITDA (LOSS)	$(197)	$(56)

	March 31, 2024	December 31, 2023
	(unaudited)	(audited)
	(in thousands)	(in thousands)
CASH AND INVESTMENTS

Cash and cash equivalents	$5,377	$5,700
Investments, current portion	2,589	2,671
Investments, net of current portion	587	464

TOTAL CASH AND INVESTMENTS CONVERTIBLE TO CASH	$8,553	$8,835